UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2016 (October 3, 2016)

ADIENT PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37757	None
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC

Dublin 1, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 414-220-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Adient plc (“Adient”) previously filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form 10, initially filed on April 27, 2016 and most recently amended on September 26, 2016 (as amended, the “registration statement”), relating to the separation of the automotive seating and interiors business (the “Adient Business”) of Johnson Controls International plc (“JCI”) from the rest of JCI (the “separation”) and the issuance of 100% of the ordinary shares of Adient to JCI’s shareholders (the “distribution”).  The registration statement was declared effective by the Commission on September 29, 2016.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 3, 2016, in connection with the separation and distribution, Adient Limited was re-registered as a public limited company under the Irish Companies Act of 2014 and changed its name to Adient plc.  On October 3, 2016, in connection with the re-registration, Adient amended and restated its memorandum and articles of association in the form attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

The registration statement includes an information statement, which describes the separation and distribution and provides important information regarding Adient’s business and management (the “information statement”).  JCI has made the information statement publicly available on October 3, 2016, and expects to begin mailing to the JCI shareholders an Important Notice Regarding the Availability of Materials as soon as reasonably practicable.  The information statement is attached hereto as Exhibit 99.1, and the form of notice is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
3.1	Memorandum of Association and Articles of Association of Adient plc

99.1	Information Statement of Adient plc, dated October 3, 2016

99.2	Form of Important Notice Regarding the Availability of Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC

Date: October 3, 2016	By:	/s/ R. Bruce McDonald
	Name:	R. Bruce McDonald
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Memorandum of Association and Articles of Association of Adient plc

99.1	Information Statement of Adient plc, dated October 3, 2016

99.2	Form of Important Notice Regarding the Availability of Materials